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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 12, 2004



                                 Friedman's Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                         0-22356                 58-20583
(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)


                             171 Crossroads Parkway
                             Savannah, Georgia 31422
                    (Address of principal executive offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

     On March 12, 2004, Friedman's was informed by management of Crescent Jewelers that Ernst & Young had resigned as the independent accountants for Crescent Jewelers. Friedman's is not aware of the reasons for E&Y's resignation as independent accountants for Crescent Jewelers. E&Y has advised Friedman's that it is continuing its work on the Friedman's financial statements for the three years in the period ended September 27, 2003.

     Since 1996, Friedman's has maintained a strategic relationship with Crescent Jewelers, a specialty retailer of fine jewelry based in Oakland, California. Friedman's has a direct investment in Crescent of $85 million, consisting of $50.0 million of Series A preferred stock and $35 million of senior subordinated debt. As of September 27, 2003, Crescent also owes Friedman's accrued dividends and interest on the preferred stock and the subordinated debt in the amount of approximately $5.5 million. In connection with the completion of the audit of Friedman's fiscal 2003 financial statements, Friedman's retained an outside appraisal firm to provide a conclusion on the fair value of Crescent's business enterprise. This valuation will be used to assist Friedman's in determining whether any impairment charge to the carrying value of that investment is warranted. While the valuation of Friedman's investment in Crescent has not yet been finalized, at this time Friedman's expects to record a substantial impairment of its investment in Crescent in the Friedman's Inc. fiscal 2003 financial statements. Friedman's believes that financial information for Crescent previously included in Friedman's public filings should no longer be relied upon.

     Friedman's is affiliated with Crescent through common controlling ownership
- Phillip E. Cohen controls Crescent and is also the beneficial owner of all of the Friedman's Class B voting common stock. From September 1999 through August 2002, before Crescent entered into its existing credit facility and Friedman's made its $85.0 million direct investment in Crescent, Friedman's provided credit enhancement for Crescent's then-existing credit facility. In partial consideration for the credit enhancement, Friedman's received a warrant to purchase 50% of Crescent's non-voting capital stock for $500,000, which remains outstanding. During fiscal 2003, Friedman's shared common executive management with Crescent. However, effective as of the beginning of December 2003, Crescent and Friedman's have been separately managed. Friedman's has contractual arrangements with Crescent under which Friedman's provides Crescent with accounting and information technology support, certain other back-office processing services and the use of the "The Value Leader" trademark. Crescent is currently in default of the payments required under these agreements. Friedman's has taken no action with respect to these defaults, but has reserved its rights to do so at any time.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Friedman's Inc.
                                                  (Registrant)


Date:  March 15, 2004                             By: /s/ Richard Cartoon
                                                      --------------------------
                                                      Richard Cartoon
                                                      Chief Financial Officer

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